QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

January 30, 2006

Sanmina-SCI Corporation
2700 North First Street
San Jose, CA 95134

  Re:
  Sanmina-SCI Corporation.—Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Sanmina-SCI Corporation, a Delaware corporation (the "Company"), and the Company's subsidiary guarantors named in Schedule I hereto (the "Subsidiary Guarantors" and, together with the Company, the "Registrants"), in connection with the filing by the Registrants with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), that is automatically effective under the Securities Act pursuant to Rule 462(e) promulgated thereunder. Pursuant to the Registration Statement, the Company is registering under the Securities Act an unspecified amount of senior subordinated debt securities (the "Debt Securities"). The Debt Securities are to be issued pursuant to a senior subordinated indenture which has been filed as an exhibit to the Registration Statement (the "Indenture") and to be entered into among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). The Debt Securities are to be sold pursuant to an underwriting agreement (the "Underwriting Agreement") in substantially the form filed as an exhibit to the Registration Statement.

        The Debt Securities will be guaranteed by each of the Subsidiary Guarantors pursuant to guarantees the forms of which are included in the Indenture (each, a "Guarantee"). The Registration Statement also covers issuance of the Guarantees by each of the Subsidiary Guarantors of the Debt Securities. The Debt Securities and the Guarantees are to be issued in the forms set forth in the Indenture filed as an exhibit to the Registration Statement.

        We have examined the Registration Statement, the Indenture and specimens of the certificates representing the Debt Securities and the Guarantees included as exhibits to the Indenture. In addition, we have examined such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) the Registration Statement, and any amendments or supplements thereto, will have become effective under the Securities Act; (v) a prospectus supplement will have been filed with the Commission describing the Debt Securities and related guarantees offered thereby; (vi) all Debt Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (vii) the Underwriting Agreement with respect to the Debt Securities and the Guarantees offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors and the other parties thereto; and (viii) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Subsidiary Guarantors.

        Members of our firm are admitted to the bar in the State of California, the State of New York and the State of Texas, and we express no opinion as to any matter relating to laws of any jurisdiction other than the federal laws of the United States of America, the General Corporation Law of the State of Delaware (the "DGCL"), the Delaware Limited Liability Company Act (the "DLLCA"), the laws of the State of New York (but only with respect to our opinions as to the validity, binding effect and enforceability of the Securities and the Guarantees), the Texas Business Corporation Act, the Texas Revised Limited Partnership Act, and the laws of the State of California, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction. We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the DGCL and DLLCA are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statues and provisions.

        We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

        We express no opinion as to the applicability to the obligations of the Company and the Subsidiary Guarantors (or the enforceability of such obligations) of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or California Civil Code Section 3439, or any other provision of law, relating to fraudulent conveyances, transfers or obligations.

        Based on such examination, we are of the opinion that:

        1.     When (a) the Trustee is qualified to act as Trustee under Indenture, (b) the Trustee has duly executed and delivered the Indenture, (c) the Indenture has been duly authorized and validly executed and delivered by the Company and the Subsidiary Guarantors to the Trustee, (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the Underwriting Agreement approved by the Board, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms entitled to the benefits of the applicable Indenture.

        2.     When (a) the Trustee is qualified to act as Trustee under Indenture, (b) the Trustee has duly executed and delivered the Indenture, (c) the Indenture has been duly authorized and validly executed and delivered by the Company and the Subsidiary Guarantors to the Trustee, (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, (f) the Board of Directors, member or general partner, as applicable, of each Subsidiary Guarantor has taken all necessary corporate, limited liability company or partnership, as applicable, action to approve the issuance and terms of such Guarantees, the terms of the offering thereof and related matters, and (g) the Guarantees have been duly executed, authenticated, issued and delivered by the respective Subsidiary Guarantor in accordance with the provisions of the Indenture and the Underwriting Agreement approved by the Board of Directors, member or general partner, as applicable, the Guarantees will be validly issued and will constitute valid and binding obligations of the applicable Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with their terms entitled to the benefits of the applicable Indenture.

        We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

WILSON SONSINI GOODRICH & ROSATI, Professional Corporation
/s/	WILSON SONSINI GOODRICH & ROSATI, Professional Corporation

SCHEDULE I

Subsidiary Guarantors

Compatible Memory, Inc.
Hadco Corporation
Hadco Santa Clara, Inc.
Interagency, Inc.
Newisys, Inc.
Sanmina General, L.L.C.
Sanmina Limited, L.L.C.
Sanmina Texas, L.P.
Sanmina-SCI Enclosures USA Inc.
Sanmina-SCI Systems Enclosures (Denton) Inc.
Sanmina-SCI Systems Holdings, Inc.
SCI Plant No. 22, L.L.C.
SCI Systems, Inc.
Viking Interworks Inc.
Sanmina-SCI USA, Inc.
Sanmina-SCI Systems (Alabama) Inc.
SCI Plant No. 5, L.L.C.
SCI Technology, Inc.
Scimex, Inc.

QuickLinks

  Exhibit 5.1
SCHEDULE I Subsidiary Guarantors